As filed with the Securities and Exchange Commission on May 13, 2026

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NAM TAI PROPERTY INC.

(Exact name of registrant as specified in its charter)

British Virgin Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

No. 2, Namtai Road Gushu Community, Xixiang Township, Bao’an District Shenzhen City 518000, Guangdong Province People’s Republic of China	518000
(Address of principal executive offices)	(Zip Code)

Nam Tai Property Inc. Second Amended and Restated Long Term Incentive Plan

(Full title of the plan)

Michael J. Cricenti

8235 Douglas Ave, Suite 900

Dallas, Texas 75225, USA

(Name and address of agent for service)

+86-755-2749-0666

(Telephone number, including area code, of agent for service)

Copies to:

Yuhua (Lillian) Zhang
Chief Financial Officer
Tel: (86) 755-2749-0666

Email: ir@namtai.com.cn

Nam Tai Property Inc., No. 2, Namtai Road Gushu Community, Xixiang Township, Bao’an District

Shenzhen City 518000, Guangdong Province People’s Republic of China

Vincent Lin, Esq. O’Melveny & Myers LLP JC Plaza, 12th Floor 1225 Nanjing Road West Shanghai 200040 +86-21-2307-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1. PLAN INFORMATION*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

*

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8. The documents containing information specified in this Part I will be separately provided to the participants in the Plans covered by this Registration Statement, as specified by Rule 428(b)(1) under the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents previously filed with the Securities and Exchange Commission (the “Commission”) by the Registrant are incorporated herein by reference.

(1)

The Registrant’s annual report on Form 20-F for the fiscal year ended December 31, 2025 filed with the Commission on April 29, 2026 (File No. 001-31583) pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(2)

The description of the Registrant’s shares, par value $0.01 per share, included in the Registration Statement on Form 8-A, filed on January 13, 2003, as modified by any amendment or report filed for the purpose of updating such description (File No. 001-31583)

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

British Virgin Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the British Virgin Islands court to be contrary to public policy (e.g. for purporting to provide indemnification against the consequences of committing a crime). An indemnity will be void and of no effect and will not apply to a person unless the person acted honestly and in good faith and in what he believed to be in the best interests of the company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.

The Registrant’s memorandum and articles of association provide that every director and other officer of the Registrant shall be entitled to be indemnified out of the Registrant’s assets against all losses or liabilities which he may sustain or incur in or about the execution of the duties of his office or otherwise in relation thereto, and no director or other officer shall be liable for any loss, damage or misfortune which may happen to, or be incurred by the Registrant in the execution of the duties of his office, or in relation thereto provided he acted honestly and in good faith with a view to the best interest of the Registrant and except for his own wilful misconduct or negligence. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8. EXHIBITS

The Exhibits listed on the accompanying Exhibit Index are filed as a part of, or incorporated by reference into, this Registration Statement. (See Exhibit Index below).

ITEM 9. UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1	Amended and Restated Memorandum and Articles of Association, dated March 26, 2025 (incorporated by reference to Exhibit 3.1 to the Company’s Form 6-K furnished to the SEC on April 10, 2025)

4.2	Form of Certificate for Shares of Nam Tai Property Inc. (incorporated by reference to Exhibit 2.1 to the Company’s annual report on Form 20-F (File No. 001-31583) filed with the SEC on March 23, 2020)

4.3

Description of Rights of Each Class of Securities Registered under Section 12 of the Securities Exchange Act of 1934. (incorporated by reference to Exhibit 2.2 to the Company’s annual report on Form 20-F (File No. 001-31583) filed with the SEC on March 23, 2020)

5.1*	Opinion of Counsel—Ogier (filed herewith)

10.2	Long-Term Incentive Plan adopted on November 8, 2022, as amended on February 27, 2023 and amended and restated on October 23, 2024

23.1*	Opinion of Counsel—Ogier (included in Exhibit 5.1)

23.2*	Consent of Independent Registered Public Accounting Firm—MRI (filed herewith)

24.1*	Power of Attorney (included on the signature page of this Registration Statement)

107*	Filing Fee Table

* Filed herewith.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shenzhen, China, on May 13, 2026.

Nam Tai Property Inc.

By:	/s/ Bo Hu
	Name:	Bo Hu
	Title:	Director and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Bo Hu and Yuhua (Lillian) Zhang as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on May 13, 2026.

Signature	Title

/s/ Michael Cricenti	Chairman of the Board of Directors
Name: Michael Cricenti

/s/ Peter R. Kellogg	Director
Name: Peter R. Kellogg

/s/ Bo Hu	Director and Chief Executive Officer (Principal Executive Officer)
Name: Bo Hu

/s/ Chunhua Yu	Director and President
Name: Chunhua Yu

/s/ Ruigang Li	Director
Name: Ruigang Li

/s/ Tao Wang	Director
Name: Tao Wang

/s/ Yuhua (Lillian) Zhang	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Name: Yuhua (Lillian) Zhang

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Nam Tai Property Inc., has signed this registration statement in Dallas, Texas, the United State of America, on May 13, 2026.

Authorized U.S. Representative

Michael J. Cricenti

By:	/s/ Michael J. Cricenti